Exhibit 99.1

Contact:
William B. Boni
VP, Investor Relations/
Corp. Communications
(781) 994-0300
www.ArQule.com

FOR IMMEDIATE RELEASE:

ARQULE REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS

Woburn, MA, April 27, 2006 – ArQule, Inc. (NASDAQ: ARQL) today announced its financial results for the first quarter of 2006.

For the quarter ended March 31, 2006, the Company reported net income of $4,286,000, or $0.12 per share, compared with a net loss of $1,442,000, or $0.04 per share, for the first quarter of 2005.

The Company reported total revenues of $23,452,000 for the quarter ended March 31, 2006, compared to revenues of $13,943,000 for the first quarter of 2005.  Revenues for both quarters related primarily to chemistry services provided by the Company to Pfizer Inc.

Total costs and expenses for the quarter ended March 31, 2006 were $20,506,000, compared to $15,889,000 for the first quarter of 2005.   Cost of compound development revenue, related to the production of compounds for Pfizer, totaled $5,818,000; research and development costs totaled $10,526,000; and marketing, general and administrative costs totaled $2,200,000.

For the quarter ended March 31, 2006, the Company also recorded a restructuring charge of $1,962,000 related to employee severance associated with the termination of its chemistry services business.

On January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R) related to share-based awards.  As a result, the Company recorded a charge of $879,000 in the quarter ended March 31, 2006 to reflect share-based compensation expense, which is reflected in compound development cost of revenue, research and development expenses and marketing, general and administrative expenses.

At March 31, 2006, the Company had a total of approximately $131,512,000 in cash and marketable securities.

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ArQule Maintains Financial Guidance

As previously announced, ArQule plans to exit the chemistry services business upon conclusion of the Pfizer agreement in May, 2006.  As a result, it is anticipated that the revenue and associated costs related to the chemistry services business will be reported as discontinued operations in the second quarter of 2006.  Of the $23.5 million in revenue reported this quarter, approximately $21 million is likely to be presented next quarter as discontinued operations.  Consequently, the Company is reiterating its 2006 financial guidance, which remains unchanged.

For 2006, as previously announced, ArQule expects total revenues from ongoing operations for the year to range between $6.5 and $7 million, primarily related to the partnership with Roche.  Net use of cash is expected to range between $53 and $59 million.  Net loss is expected to range between $33 and $39 million, and net loss per share is expected to range between $0.93 and $1.10 for the year.  ArQule expects to end 2006 with between $82 and $88 million in cash and marketable securities.

Operational Review

“Highlights of a productive first quarter of 2006 include: (1) the initiation of a Phase 1 clinical trial with ARQ 197, our c-Met inhibitor, (2) the initiation of GLP toxicology studies with ARQ 171, the second product being developed under our alliance with Roche, and (3) the reporting of Phase 1 monotherapy data with ARQ 501 at the annual meeting of the American Association for Cancer Research,” said Dr. Stephen A. Hill, president and chief executive officer of ArQule.

“We also recently welcomed Peter S. Lawrence to ArQule in the new position of executive vice president, general counsel and chief business officer, and we look forward to adding Dr. Nancy Simonian, senior vice president of clinical, medical and regulatory affairs at Millennium Pharmaceuticals, to our board of directors beginning next month,” said Dr. Hill.  “Their additions to the Company reflect our commitment to pursue strategic growth opportunities and to advance our products through the clinic on a timely basis.”

Conference Call and Webcast

ArQule will hold a conference call at 9:00 a.m. eastern time today, April 27, 2006.  Dr. Stephen A. Hill, president and chief executive officer, and Louise A. Mawhinney, chief financial officer, will lead the call.

Date & Time:	Thursday, April 27, 2006 at 9:00 a.m., eastern time
Conference Call Numbers
Toll Free:	866.277.1181
Toll:	617.597.5358
Code:	ArQule
Webcast:	www.arqule.com

About ArQule

ArQule, Inc. is a biotechnology company engaged in the research and development of next-generation, small-molecule cancer therapeutics.  The Company’s targeted, broad-spectrum products are designed to affect key biological processes that are central to cancer. ArQule’s innovative Activated Checkpoint TherapySM (ACT) platform is generating products designed to improve the way cancer patients are treated by selectively killing cancer cells and sparing normal cells through direct activation of DNA damage response/checkpoint pathways. ArQule’s lead ACT program, based on the E2F pathway, is partnered with Roche.  For more information, please visit www.arqule.com.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which provides a safe harbor for forward-looking statements made by or on behalf of ArQule. ArQule and its representatives may from time to time make written or oral forward-looking statements, including statements contained in this press release. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions identify forward-looking statements. All statements which address operating performance, events or developments that ArQule expects or anticipates will occur in the future, such as projections about its future results of operations or its financial condition, research, development and commercialization of its products and anticipated trends in its business are forward-looking statements within the meaning of the Reform Act. Actual results may differ materially from those projected in the forward-looking statements or historical performance due to numerous risks and uncertainties that exist in ArQule’s operations, development efforts and the business environment, including without limitation: the ACT platform or other, proprietary platforms may not improve efficacy or reduce toxicity, and compounds resulting from these platforms may not operate as intended; the current and future clinical studies may encounter enrollment difficulties and unexpected toxicity; the commencement of the anticipated clinical trials may be delayed or the trials may never commence; the preclinical efforts associated with the product pipeline may fail or prove disappointing; the animal xenograft preclinical studies may be unpredictive of human response; collaborators may terminate their agreements with ArQule because ArQule may fail to satisfy the collaborators’ needs or for other reasons; and, the risks and uncertainties described in ArQule’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of ArQule as of the date of this report. ArQule disclaims any intent or obligation to update any forward-looking statement except to the extent required by law.

ArQule/4

ArQule, Inc.

Condensed Statement of Operations

(In Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31
	2006	2005
	(Unaudited)
Revenue:
Compound development revenue	$21,800	$12,290
Research and development revenue	1,652	1,653
Total revenue.	23,452	13,943

Costs and expenses:
Cost of compound development revenue.	5,818	7,352
Research and development.	10,526	5,853
Marketing, general and administrative	2,200	2,684
Restructuring charge.	1,962	—
Total costs and expenses	20,506	15,889

Income (loss from operations.)	2,946	(1,946)

Net investment income	1,340	504

Net income (loss.)	$4,286	$(1,442)

Net income (loss) per share:
Basic	$0.12	$(0.04)
Diluted	$0.12	$(0.04)

Weighted average common shares outstanding:
Basic	35,330	33,040
Diluted	35,547	33,040

	March 31,	December 31,
Balance sheet data (In thousands):	2006	2005

Cash, cash equivalents and marketable securities	$131,512	$140,643
Working capital	111,077	105,646
Total assets	143,529	156,684
Stockholders' equity	110,898	105,458

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